EXHIBIT 10.5

                AMENDED AND RESTATED MANAGEMENT INVESTOR
                         SUBSCRIPTION AGREEMENT

            This Amended and Restated Management Investor Subscription Agreement (this "Investment Agreement") dated effective as of December 31, 1996 is made by Michael V. Ronca (the "Investor") for the benefit of Domain Energy Corporation, a Delaware corporation (the "Company").

                             R E C I T A L S

            WHEREAS, El Paso Tennessee Pipeline Co. (formerly named Tenneco Inc.) ("Tenneco"), El Paso Natural Gas Company ("El Paso") and El Paso Merger Company, an indirect wholly-owned subsidiary of El Paso ("Merger Company"), entered into that certain Amended and Restated Agreement and Plan of Merger dated as of June 19, 1996 pursuant to which, effective December 12, 1996, Merger Company merged with and into Tenneco, resulting in Tenneco becoming an indirect, wholly-owned subsidiary of El Paso;

            WHEREAS, the Company has been incorporated at the direction of Michael V. Ronca, President and Chief Executive Officer of Tenneco Ventures Corporation, an indirect, wholly-owned subsidiary of Tenneco ("Tenneco Ventures"), and First Reserve Fund VII, Limited Partnership ("Fund VII");

            WHEREAS, by assignment from Teleo Ventures, Inc., all of the outstanding capital stock of which is owned by Michael V. Ronca, the Company is a party to a Stock Purchase Agreement, dated as of December 24, 1996 (the "Stock Purchase Agreement") with El Paso pursuant to which the Company agreed to purchase from El Paso all of the outstanding capital stock of Tenneco Ventures and Tenneco Gas Production Corporation (the "Ventures Companies Acquisition");

            WHEREAS, pursuant to a Subscription Agreement dated as of December 31, 1996 (the "First Reserve Subscription Agreement"), among the Company and Fund VII, Fund VII agreed to purchase from the Company, and the Company agreed to issue and sell to Fund VII, an aggregate of 9,519.4717 shares (the "First Reserve Shares") of Common Stock of the Company, par value $.01 per share ("Common Stock") at a purchase price of $3,151.4354 per share;

            WHEREAS, all securityholders of the Company are required to execute and deliver the Securityholders' Agreement among the Company and its securityholders dated as
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of December 31, 1996 (the "Securityholders' Agreement") and to be bound thereby;

            WHEREAS, pursuant to offers by means of separate Management Investor Subscription Agreements (collectively, the "Management Investors Subscription Agreements"), each of Michael V. Ronca, Herbert A. Newhouse, Catherine L. Sliva, Rick G. Lester, Douglas H. Woodul, Steven M. Curran, Dean R. Bouillion and Lucynda S. Herrin (each of such persons individually a "Management Investor" and, collectively, the "Management Investors") will be permitted to purchase from the Company, and the Company will be authorized to issue and sell to the Management Investors an aggregate of up to 517.6542 shares (the "Management Investors' Shares" and, collectively with the First Reserve Shares, the "Shares") of Common Stock;

            WHEREAS, in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and from applicable state securities laws (the "Blue Sky Laws"), the Shares will be offered, issued and sold to Fund VII and the Management Investors without registration under the Securities Act or applicable Blue Sky Laws;

            WHEREAS, the Investor recognizes that there are conditions to and requirements of exemptions applicable to any issuance of securities; and

            WHEREAS, the Investor and the Company have entered into that certain Management Investor Subscription Agreement dated as of December 31, 1996 and each of them desire to amend and restate such agreement in its entirety;

            NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

                               ARTICLE I.

                              SUBSCRIPTION

            Section 1.1. SUBSCRIPTION FOR SHARES. Subject to the terms and provisions of this Investment Agreement, the Investor hereby irrevocably subscribes for and agrees to purchase 237.9868 Shares (the "Investor Shares") at $3,151.4354 per Share. Such aggregate subscription price

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(the "Subscription Price") shall be payable in part in cash and in part by the delivery by the Investor to the Company of a promissory note in the form of that attached hereto as Exhibit A (the "Note") and a Pledge Agreement pledging the Investor Shares and other equity securities issued by the Company, in the form of that attached hereto as Exhibit B (the "Pledge Agreement"). The amount of the Note will be equal, at the option of the Investor, to a maximum of $249,200.00 (calculated by multiplying 40% by the $623,000.00 severance and retention bonus payment due the Investor from Tenneco, the obligation to pay which has been assumed by the Company). The Subscription Price will be paid promptly following the receipt by the Investor of the severance and retention bonus payment referred to above, net of applicable withholdings. Upon delivery of the Subscription Price and the Pledge Agreement, the Company will issue the 237.9868 Investor Shares.

            Section 1.2. INDEMNIFICATION. The Investor understands and acknowledges the meaning and legal consequences of the representations, warranties and agreements made by the Investor in this Investment Agreement and that the Company has relied upon such representations, warranties and agreements, and the Investor hereby agrees to indemnify and hold harmless the Company, and all directors, officers, employees, stockholders, agents and representatives thereof, from and against any and all claims, demands, losses, damages, expenses or liabilities (including without limitation attorneys' fees) due to or arising out of a breach of any such representations, warranties or agreements. Notwithstanding the foregoing, however, no representation, warranty or agreement made herein by the Investor shall in any manner be deemed to constitute a waiver of any rights available to the Investor under federal or state securities laws.

                               ARTICLE II.

                      INVESTMENT CONSIDERATIONS AND
                REPRESENTATIONS, WARRANTIES AND COVENANTS

            Section 2.1. CERTAIN INVESTMENT CONSIDERATIONS. In addition to the other information reviewed by the Investor in connection with the Investor's evaluation of an investment in the Shares and in addition to the other investment considerations set forth in this Investment Agreement, the Investor understands and has carefully considered each of the following investment considerations prior to the Investor's investment in the Investor Shares:

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            (a) CONTROL BY THE FIRST RESERVE ENTITIES. Upon consummation of the
Ventures Companies Acquisition and the issuance and sale of the Shares under the First Reserve Subscription Agreement and the Management Investors Subscription Agreements (assuming all Management Investors' Shares offered thereby are fully subscribed), (i) the First Reserve Entities will collectively own 9,519.4717 shares of Common Stock, representing 94.8426% of the then issued and outstanding shares of Common Stock, and (ii) the Management Investors will collectively own
517.6542 shares of Common Stock, representing 5.1574% of the then issued and outstanding shares of Common Stock. As a consequence thereof, the First Reserve Entities will have voting control of the Company. Under the terms of the Securityholders' Agreement, (i) the Board will consist of five members, three of whom the First Reserve Entities will have the right to designate and two of whom the Management Investors will have the right to designate, and (ii) all Significant Transactions (as such term is defined in the Securityholders' Agreement, and which term includes mergers and sales of assets) may be authorized and effected only by a vote of at least a majority of the whole Board. Because such a majority requires three members of the Board, the First Reserve Entities will have the ability to control all Significant Transactions by means of their three Board designees.

            (b) NO ASSURANCE OF PROFITS. The Investor recognizes that no assurances of profits, ability to repay debt, cash distributions or capital appreciation have been made or can be made regarding the Company.

            (c) INDEBTEDNESS AND CAPITAL STRUCTURE. In connection with the consummation of the Ventures Companies Acquisition, the Company has entered into a Credit Agreement among the Company, certain subsidiaries of the Company, as subsidiary guarantors (the "Subsidiary Guarantors"), certain lenders (collectively, the "Lenders"), and The Chase Manhattan Bank, as Administrative Agent for the Lenders (the "Credit Agreement"). The Company has borrowed approximately $61.2 million under the Credit Agreement to finance in part the Ventures Companies Acquisition. Consequently, the Company has a substantial level of outstanding indebtedness. Specifically, as a result of the Ventures Companies Acquisition and related transactions, the Company has total consolidated indebtedness for money borrowed of approximately $89.4 million and, upon consummation of the subscriptions by the Management Investors, will have stockholders' equity of approximately $31.6 million. The total debt-to-total capitalization ratio of the Company upon the consummation of the Ventures Companies Acquisition and the subscriptions by

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the Management Investors is expected to be approximately .74 to 1.0 on a fully consolidated basis.

            The indebtedness incurred in connection with the financing of the Ventures Companies Acquisition will pose substantial risks to the holders of the Shares. Such risks include, but are not limited to, the following: (i) significant interest expense and principal repayment obligations will be incurred by the Company; (ii) the ability of the Company to satisfy its obligations and to reduce its debt will depend upon the Company's future operating performance, general economic conditions, interest rates, future prices of oil and gas, and other factors, including factors beyond the control of the Company; (iii) the Company might not generate sufficient cash flow to pay interest on or principal of the indebtedness under the Credit Agreement; (iv) the indebtedness incurred will limit the Company's ability to effect future financings or acquisitions or to take advantage of significant business opportunities that may arise and may otherwise restrict corporate activities and limit the Company's ability to withstand competitive pressures or adverse economic conditions; and (v) the Company will have restrictions on operations and use of available cash flow. In addition, as a result of the increased level of indebtedness and related debt service obligations, the Company will be less able to meet its obligations in the event of a downturn in the oil and gas business generally or in the economy.

            (d) ASSET ENCUMBRANCES. The Company and the Subsidiary Guarantors have granted to the Lenders liens on and security interests in substantially all of their assets. In the event of a default under the Credit Agreement (whether as a result of the failure to comply with a payment or other covenant, a cross-default provision or otherwise), the Lenders, who have a prior, secured claim on substantially all of the assets of the Company and the Subsidiary Guarantors, may attempt to foreclose on their collateral, in which event the Company's financial condition, and the value of the Shares would be materially adversely affected.

            (e) RESTRICTIONS AND COVENANTS. The Credit Agreement contains numerous financial and operating covenants, including restrictions on use of available cash flow and restrictions on additional financings. Such covenants and restrictions may limit the Company's ability to conduct its business. The Company's ability to comply with the terms of the Credit Agreement (including its ability to comply with such covenants) and to satisfy its other debt obligations will depend, in part, on the future performance

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of the Company and its subsidiaries. Such future performance will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company. In the event the Company fails to comply with the various covenants contained in the Credit Agreement, it could be declared in default thereunder and the debt thereunder could be accelerated, in which event the Company's financial condition, and the value of the Shares would be materially adversely affected.

            (f) INTEREST RATE SENSITIVITY. The indebtedness incurred under the Credit Agreement will bear interest at rates which will fluctuate with the Prime Rate and the Eurodollar rate (as defined therein). Any significant increase in prevailing interest rates could have a material and adverse effect on the Company's financial condition.

            (g) COMPETITION. The Company's business is highly competitive. A number of United States and foreign entities will compete with the Company, and many of the Company's competitors will have greater financial resources than the Company.

            (h) ENVIRONMENTAL MATTERS. As a result of the Ventures Companies Acquisition, the Company is subject to extensive federal, state and local environmental laws, regulations and permit requirements. The Company's business will inherently expose it to various risks, such as the potential for harmful substances escaping into the environment and causing damage or injury. Significant costs could be incurred on account of environmental laws or regulations in the future, and the Company cannot predict the impact on its operations of new or changed laws or regulations.

            (i) TRANSFER RESTRICTIONS; COMPANY CALL. Pursuant to the terms of the Securityholders' Agreement, the Investor may not sell, transfer or otherwise dispose of the Shares being purchased by the Investor until the earlier of (i) five years after the date hereof and (ii) the occurrence of a Qualified Public Offering (as defined in the Securityholders' Agreement). In addition, the Securityholders' Agreement generally provides that upon the termination of the Investor's employment with the Company, the Company has the option, on the terms and subject to the conditions of the Securityholders' Agreement, to purchase the Shares being purchased by the Investor pursuant to this Investment Agreement.

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            Section 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS. The
Investor, by executing this Investment Agreement, acknowledges, covenants, agrees, represents and warrants that:

            (1) INVESTMENT FOR OWN ACCOUNT. The Investor Shares are being acquired by the Investor solely for the Investor's own account, for investment purposes only and not with a view to, and not for offer or sale in connection with, any distribution or resale of the Investor Shares, and no one other than the Investor has or will have any beneficial interest in the Investor Shares.

            (2) ADEQUATE INFORMATION. The Company has made available and the Investor has fully and completely reviewed all such information that the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Investor Shares (including without limitation, the Stock Purchase Agreement, the First Reserve Subscription Agreement, the Securityholders' Agreement and the Credit Agreement). The Investor has not distributed this Investment Agreement or such information to any person or entity other than the Investor's legal and tax advisors, if any, and no one other than such persons and entities and the Investor has used this Investment Agreement or such information.

            (3) OPPORTUNITY TO QUESTION. The Investor has had the opportunity to question, and has questioned, to the extent the Investor has deemed necessary or appropriate, representatives of the Company so as to receive answers and verify information obtained in the Investor's examination of the Company, including without limitation the information referred to in paragraph (2) of this Section
2.2 and all other documents or information that the Investor has reviewed in relation to his or her investment in the Investor Shares.

            (4) NO OTHER REPRESENTATIONS. No oral or written representations have been made to the Investor in connection with the Investor's acquisition of the Investor Shares that were in any way inconsistent with the information reviewed by the Investor.

            (5) KNOWLEDGE AND EXPERIENCE. The Investor has such knowledge and experience in financial, tax and business matters, including without limitation substantial experience in evaluating and investing in common stock and other securities (including without limitation the common stock and other securities of new and speculative companies and companies engaged in oil and gas exploration and production), so as to enable the Investor to utilize the information

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
referred to in paragraph (2) of this Section 2.2 and all other information made available to the Investor in order to evaluate the risks and merits of an investment in the Investor Shares and to make an informed investment decision with respect thereto. In addition, the Investor has been advised to consult with an attorney regarding legal matters concerning the Company and to consult with a tax advisor regarding the tax consequences of investing in the Company and purchasing the Investor Shares.

            (6) INDEPENDENT DECISION. The Investor is not relying on the Company or any references to any legal or other opinion in the materials reviewed by the Investor with respect to the tax considerations of the Investor relating to an investment in the Investor Shares pursuant to Section 1.1 hereof. The Investor has relied solely on its own examination and independent investigation of the Company, the Investor Shares and Securityholders' Agreement in making its decision to acquire the Investor Shares.

            (7) FINANCIAL CONDITION. The Investor's financial condition and income are such that (i) the Investor is under no present need to dispose of any portion of the Investor Shares to satisfy any existing or contemplated undertaking or indebtedness and (ii) the Investor is able to bear the economic risk of investment in the Investor Shares, including the risk of losing the entire investment and the risk of not being able to sell or transfer any of the Investor Shares for an indefinite period of time. In this regard, the Investor recognizes that the Securityholders' Agreement contains a prohibition on any transfer of such Shares for a period of five years from the date of issuance.

            (8) RESTRICTED SECURITIES. The Investor understands that the Investor may be required to bear the economic risk of investment in the Investor Shares for an indefinite period of time because the Investor Shares (a) may not, without full compliance with the registration and prospectus delivery requirements of the Securities Act and applicable Blue Sky Laws, be offered, sold or delivered except in a transaction exempt from, or not subject to, the registration and prospectus delivery requirements of the Securities Act and applicable Blue Sky Laws and (b) are additionally subject to all of the prohibitions, restrictions and other limitations on transfer set forth in the Securityholders' Agreement. The Investor understands that the Company has no obligation to cause or permit the registration of any of the Investor Shares under the Securities Act or any Blue Sky Laws except as may be set forth in the Securityholders' Agreement.

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            (9) RESTRICTIONS ON RESALE OR TRANSFER. The Investor will not transfer or pledge any or all of the Investor Shares in violation of the Securityholders' Agreement or the Securities Act or any applicable Blue Sky Laws and in the event that the Investor pledges any of the Investor Shares (to the extent permitted under the Securityholders' Agreement, the Securities Act and any applicable Blue Sky Laws), the Investor will comply with the Securityholders' Agreement in connection therewith, will advise the pledgee of the transfer restrictions imposed on the Investor Shares by this Investment Agreement and will use its best efforts to obtain an undertaking from such pledgee not to transfer such Investor Shares in violation of the Securities Act or applicable Blue Sky Laws.

            (10) RESTRICTIVE LEGEND. The certificates from time to time evidencing the Investor Shares may, at the Company's sole option, bear a legend that provides that the Investor Shares have not been registered under the Securities Act or any applicable Blue Sky Laws and that the Investor Shares may not be transferred unless the Company is first delivered a legal opinion, satisfactory to the Company in its sole discretion, to the effect that such transfer may be made without compliance with the registration and prospectus delivery requirements of the Securities Act and applicable Blue Sky Laws. Such legal opinion shall be given by counsel satisfactory to the Company in its sole discretion, at the Investor's expense. Under the terms of the Securityholders' Agreement, the certificates representing the Shares are required to bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO THE PROVISIONS (INCLUDING THE RESTRICTIONS ON TRANSFER) SET FORTH IN THAT CERTAIN SECURITYHOLDERS' AGREEMENT DATED AS OF DECEMBER 31, 1996 AMONG DOMAIN ENERGY CORPORATION (THE "COMPANY"), FIRST RESERVE FUND VII, LIMITED PARTNERSHIP AND THE INDIVIDUALS AND TRUSTS SIGNATORY THERETO, AS SUCH AGREEMENT MAY BE AMENDED (AS AMENDED, IF AMENDED, THE "SECURITYHOLDERS' AGREEMENT"), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT (AND THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES THAT SUCH SECURITIES MAY NOT AND WILL NOT) BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE

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      DISPOSED OF (1) EXCEPT IN COMPLIANCE WITH THE SECURITYHOLDERS' AGREEMENT
      AND (2) EXCEPT AS OTHERWISE PROVIDED IN THE SECURITYHOLDERS' AGREEMENT, UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONALLY, IF THE HOLDER IS A CITIZEN OR RESIDENT OF ANY COUNTRY OTHER THAN THE UNITED STATES, OR THE HOLDER DESIRES TO EFFECT ANY SUCH TRANSACTION IN ANY SUCH COUNTRY, THE COMPANY MUST BE FURNISHED WITH A SATISFACTORY OPINION OR OTHER ADVICE OF COUNSEL FOR THE HOLDER THAT SUCH TRANSACTION WILL NOT VIOLATE THE LAWS OF SUCH COUNTRY."

The Investor has read and understands the restrictions on transfer set forth in such legend and in the Securityholders' Agreement and agrees to comply with all such restrictions.

            (11) FURTHER ACTIONS. The Investor shall, at the Company's expense, take all further actions necessary to facilitate the issuance of the Investor Shares to the Investor under an appropriate exemption from registration under the Securities Act and applicable Blue Sky Laws, including without limitation providing the Company with such information as the Company may require to complete a Form D and any related or similar forms or applications required under the Securities Act or applicable Blue Sky Laws.

            (12) AUTHORIZATION; LEGAL COMPETENCE. The Investor has full power and authority to execute this Investment Agreement and to invest in the Investor Shares, and this Investment Agreement constitutes the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

            (13) ACCREDITED INVESTOR; BLUE SKY LAWS. The Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. The Investor understands that no commissioners of securities or equivalent officials of any state have made any finding or determination relating to the fairness of an investment in the Shares and that no such person has recommended or endorsed the Shares. The Investor is a "sophisticated investor" as such term is defined by the Texas Blue Sky Regulations relating to limited offering exemptions, in that the purchase of the Investor Shares by the Investor does not exceed 20% of the Investor's net worth

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on the date hereof, and the Investor has knowledge of finance, securities and investments, generally.

            This Amended and Restated Management Investor Subscription Agreement amends, supersedes and restates in its entirety the Management Investor Subscription Agreement by the Investor for the benefit of the Company dated as of December 31, 1996. The provisions hereof shall inure to the benefit of the Company, its successors and assigns and shall be binding upon the Investor, its legal representatives, successors and assigns.

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            IN WITNESS WHEREOF, the Investor has executed, or duly authorized and caused the execution of, this Investment Agreement on February 13, 1997, to be effective for all purposes as of December 31, 1996.


                                    INVESTOR
                                 /s/MICHAEL V. RONCA
                                    MICHAEL V. RONCA


Acknowledged and Accepted on February 13, 1997, to be effective for all purposes as of December 31, 1996:


DOMAIN ENERGY CORPORATION


By:/s/ RICK G. LESTER
       Rick G. Lester
       Vice President and Chief Financial Officer

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                   Management Investor Subscription Agreement

                                   EXHIBIT A

                                 PROMISSORY NOTE

$249,200.00                                     Houston, Texas
                                                February __, 1997

            FOR VALUE RECEIVED, the undersigned, Michael V. Ronca (the "Executive"), hereby unconditionally promises to pay to the order of Domain Energy Corporation, a Delaware corporation (the "Company") at its offices, in lawful money of the United States of America, the principal amount of TWO HUNDRED FORTY-NINE THOUSAND, TWO HUNDRED DOLLARS ($249,200.00). The principal amount shall be paid on the earliest to occur of (i) if there has occurred a Qualified Public Offering (as such term is defined in the Securityholders Agreement (the "Securityholders Agreement") dated as of December 31, 1996 by and among the Company, the Executive and the individuals and trusts party thereto), the Executive's termination of employment by the Company for Cause or without Good Reason by the Executive, (ii) if there has occurred a Qualified Public Offering, one year after the Executive's termination of employment without Cause by the Company or with Good Reason by the Executive, (iii) the disposition of any of the Investor Shares (as such term is defined in the Management Investor Subscription Agreement referred to below) by the Executive, provided, that the Executive shall be required only to pay that amount of the principal amount which is equal to the proceeds received from any such disposition (with any outstanding unpaid principal remaining subject to this sentence) and (iv) December 31, 2003 (the "Maturity Date"). The Executive further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at an interest rate equal to 8% on (x) June 30 and December 31 of each year (each such date, a "Interim Interest Payment Date"),
(y) the Maturity Date and (z) with respect to the amount of any optional repayment, on the date of any such optional repayment; provided, however, that with respect to interest payments due pursuant to clause (x) above, on written notice given to Company not less than 15 days prior to any Interim Interest Payment Date the Executive may elect to satisfy his or her interest payment obligations by increasing the principal amount of this note by the amount of such interest due. Such an election shall apply to all interest payments due on all future Interim Interest Payment Dates until revoked. "Cause" shall mean, except as otherwise provided in an employment agreement between the Company and the Executive, (i) the commission of an act of fraud or embezzlement or other willful misconduct against the Company or its affiliates (including the unauthorized disclosure of confidential or proprietary
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information of the Company or any of its subsidiaries which results in material financial loss to the Company or any of its affiliates), (ii) the commission by the Executive of a felony, or (iii) the willful failure to render services to the Company or any of its affiliates in accordance with his or her employment which failure amounts to a material neglect of duties to the Company or any of its affiliates; and "Good Reason" shall mean, except as otherwise provided in an employment agreement between the Company and the Executive, (x) any material reduction by the Company of the Executive's authority, duties or responsibilities (except in connection with the termination of the Executive's employment for Cause, as a result of Permanent Disability, as such term is defined below, or as a result of the Executive's death or Retirement, as such term is defined below), (y) any reduction by the Company in the Executive's base salary or (z) the Company's moving the Executive's place of employment outside the Houston, Texas metropolitan area. Notwithstanding the immediately preceding sentence, the definitions in any employment agreement in effect on the date hereof between the Company and the Executive of "Cause" and "Good Reason" shall supersede and replace the definitions of "Cause" and "Good Reason" in the immediately preceding sentence and shall be deemed incorporated by reference in this Note in their entirety.

            The following shall constitute "Events of Default" under the terms of this Note:

                  (i) default in payment when due and payable, upon acceleration or otherwise, of principal of this Note;

                  (ii) default for five (5) days or more in the payment when due of interest on the Note.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            For purposes of this Note, the Executive shall be deemed to have a "Permanent Disability" if the Executive is unable to engage in the activities required by the Executive's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months.

            For purposes of this Note, "Retirement" shall mean the voluntary termination of employment by the Executive at age 62 or older (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company for at least three years after the date hereof.

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            This Note is subject to optional prepayment in whole or in part at any time. Reference is hereby made to the Pledge Agreement for a description of the properties and assets in which a security interest has been granted.

            Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable by the Company.

            All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

            Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Management Investor Subscription Agreement dated as of February __, 1997 between the Company and the Executive (the "Management Investor Subscription Agreement").

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        MICHAEL V. RONCA

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                   Management Investor Subscription Agreement

                                   EXHIBIT B

                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT, dated as of February __, 1997, made by Michael V. Ronca (the "EXECUTIVE") in favor of Domain Energy Corporation, a Delaware corporation (the "Company").

                          W I T N E S S E T H:

      WHEREAS, the Company has agreed to make a loan (the "Loan") to the Executive for the acquisition of Investor Shares (as defined in the Management Investor Subscription Agreement of even date herewith between the Company and the Executive (the "Management Investor Subscription Agreement")), to be evidenced by a note substantially in the form of Exhibit A to the Management Investor Subscription Agreement (the "Note");

      WHEREAS, the Executive will be the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Company; and

      WHEREAS, it is a condition precedent to the obligation of the Company to make the Loan to the Executive that the Executive shall have executed and delivered this Pledge Agreement to the Company.

      NOW, THEREFORE, in consideration of the premises and to induce the Company to make the Loan, the Executive hereby agrees with the Company, as follows:

      1. DEFINED TERMS. (a) Unless otherwise defined herein, terms defined in the Note or the Management Investor Subscription Agreement and used herein shall have the meanings assigned to them in the Note and the Management Investor Subscription Agreement, respectively.

            (b)   The following terms shall have the following meanings:

      "AGREEMENT": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

      "CODE": the Uniform Commercial Code from time to time in effect in the State of New York.

      "COLLATERAL": the Pledged Stock and all Proceeds.

      "COLLATERAL ACCOUNT": any account established to hold money Proceeds, maintained under the sole dominion and control of the Company.

      "DEFAULT": any event that is or with the passage of time or the giving of notice or both would be an Event of Default under the Note.

      "OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Note and all other obligations and liabilities of the Executive to the Company (including, without limitation, interest accruing at the then applicable rate provided in the Note after the maturity of the Loan and interest accruing at the then applicable rate provided in the Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Executive, whether or not a claim for post-filing or postpetition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Note and this Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, costs, expenses or otherwise.

      "PERSON": any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PLEDGED STOCK": the shares of capital stock listed on SCHEDULE 1 hereto, together with all stock certificates received upon exercise of any such options or rights of any nature whatsoever that may be issued or granted by the Company to the Executive while this Agreement is in effect.

      "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(l) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

      "SECURITIES ACT": the Securities Act of 1933, as amended.

            (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      2. PLEDGE; GRANT OF SECURITY INTEREST. The Executive hereby delivers to the Company all the Pledged Stock and hereby grants to the Company a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

      3. STOCK POWERS. Concurrently with the delivery to the Company of each certificate representing one or more shares of Pledged Stock to the Company, the Executive shall deliver an undated stock power covering such certificate, duly executed in blank by the Executive with, if the Company so requests, signature guaranteed.

      4. COVENANTS. The Executive covenants and agrees with the Company that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

            (a) If the Executive shall (i) as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof or
(ii) acquire ownership of shares of Common Stock upon the exercise of stock options, the Executive shall accept the same as the agent of the Company, hold the same in trust for the Company, and deliver the same forthwith to the Company in the exact form received, duly endorsed by the Executive to the Company, if required, together with an undated stock power covering such certificate duly executed in blank by the Executive and with, if the Company so requests, signature guaranteed, to be held by the Company, subject to the terms hereof, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Company, the Executive will not (1) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (2) create, incur or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (3) enter into any agreement or undertaking restricting the right or ability of the Executive or the Company to sell, assign or transfer any of the Collateral.

            (c) The Executive shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Company, and at the sole expense of the Executive, the Executive will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Company may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Company, duly endorsed in a manner satisfactory to the Company, to be held as Collateral pursuant to this Agreement.

            (d) The Executive shall pay, and save the Company harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

      5. CASH DIVIDENDS; VOTING RIGHTS. Unless an Event of Default shall have occurred and be continuing and the Company shall have given notice to the Executive of the Company's intent to exercise its corresponding rights pursuant to Section 6 below, the Executive shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock.

      6. RIGHTS OF THE COMPANY. If an Event of Default shall occur and be continuing and the Company shall give notice of its intent to exercise such rights to the Executive the Company shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Company may determine.

      7. REMEDIES. (a) If an Event of Default shall have occurred and be continuing, at any time at the Company's election, the Company may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Company may elect.

            (b) If an Event of Default shall have occurred and be continuing, the Company may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Company, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Executive or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Company or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Company shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Executive, which right or equity is hereby waived or released. The Company shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Company hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Company, to the payment in whole or in part of the Obligations, in such order as the Company may elect, and only after such application and after the payment by the Company of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the Company account for the surplus, if any, to the Executive. To the extent permitted by applicable law, the Executive waives all claims, damages and demands it may acquire against the Company arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Executive shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Company to collect such deficiency.

      8. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code, the Executive authorizes the Company to file financing statements with respect to the Collateral without the signature of the Executive in such form and in such filing offices as the Company reasonably determines appropriate to perfect the security interests of the Company under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

      9. NOTICES. All notices, requests and demands to or upon the Company or the Executive to be effective shall be in writing (or by telex, facsimile or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, facsimile or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Company or the Executive at its address or transmission number for notices provided on the signature page hereto. The Company and the Executive may change their addresses and transmission numbers for notices by notice in the manner provided in this Section 9.

      10. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Executive and the Company, PROVIDED that any provision of this Agreement may be waived by the Company in a letter or agreement executed by the Company or by telex or facsimile transmission from the Company.

            (b) The Company shall not by any act (except by a written instrument pursuant to paragraph 11(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default ot Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Company, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion.

            (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      12. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Executive and shall inure to the benefit of the Company and their successors and assigns.

      14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                              By:
                              Spouse:

                              Address for Notices:

                                17318 Chagal Lane
                               Spring, Texas 77379
                             Fax: (____) ____-______

Accepted this ____ day of February, 1997

DOMAIN ENERGY CORPORATION

By:
    Rick G. Lester
    Vice President and Chief Financial Officer

Address for Notice:

Domain Energy Corporation
P.O. Box 2511
Houston, Texas 77252-2511
Fax:  (713) 757-8314

                                                                      SCHEDULE 1
                                                             TO PLEDGE AGREEMENT

                      DESCRIPTION OF PLEDGED STOCK

1. Stock Certificate No. 0002, representing 237.9868 shares of Common Stock, par value $.01 per share, of Domain Energy Corporation.